UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2022

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

233 Wilshire Blvd. Suite 400 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code
233 Wilshire Blvd. Suite 400, Santa Monica, CA 90401

(Former name or former address if changed since last report,)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPNT	Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.
On June 8, 2022, Opiant Pharmaceuticals, Inc. (the "Company") entered into a Capacity Investment Agreement (the "Agreement") with Aptar France SAS and AptarGroup, Inc. (collectively, "Aptar"), whereby the Company will make non-refundable payments in the aggregate amount of 2 million Euro (approximately $2.1 million) over eighteen months. In consideration of these payments, Aptar will guarantee that it has equipment installed and maintained for the future production of Aptar's unidose nasal device to meet the Company's potential commercial demand for OPNT003, nasal nalmefene.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No. Description

99.1	Press Release of Opiant Pharmaceuticals, Inc., dated June 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2022        OPIANT PHARMACEUTICALS, INC.
                 By: /s/ David D. O’Toole
Name: David D. O’Toole
Title: Chief Financial Officer